Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment to the Registration Statement on Form F-1 (No. 333-209572) of Nomad Foods Limited of our report dated 1 April 2016 relating to the financial statements, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts – Predecessor and Successor” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
London, United Kingdom
19 April 2016